UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A No.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 22, 2013

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on April 22, 2013, Pro-Dex, Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with Aesthetic and Reconstructive Technologies, Inc., a Nevada corporation (“Buyer”), for the purchase and sale of certain real property of the Company located at 2950 Arrowhead Drive, Carson City, NV (the “Property”).

This Amendment No. 1 to Form 8-K is being filed to report that on July 5, 2013, the Company and Buyer closed the Agreement and consummated the transactions contemplated thereby.

The sale price for the Property was $980,000, which, after approximately $65,000 in deductions for sale-related expenses such as commissions and fees, resulted in net proceeds to the Company of approximately $915,000. The Property was not encumbered by any debt.

A complete copy of the Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 26, 2013 and is incorporated herein by reference. Any summary or description of the Agreement contained herein is qualified in its entirety by reference to the complete text of the Agreement.

The Company plans to issue a press release, substantially in the form attached hereto as Exhibit 99.1, to announce the closing of the Agreement. The attached Exhibit 99.1 is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated July 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2013	PRO-DEX, INC. (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer

INDEX TO EXHIBITS

ATTACHED TO THIS REPORT

Exhibit Number	Description

Exhibit 99.1	Press Release dated July 11, 2013.